As filed with the Securities and Exchange Commission on August 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0405729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

City Center West, Suite 400 7201 West Lake Mead Blvd. Las Vegas, Nevada	89128
(Address of Principal Executive Offices)	(Zip Code)

Citadel Broadcasting Corporation 2010 Equity Incentive Plan

(Full title of the plan)

Jacquelyn J. Orr

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(702) 804-5200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

copy to:

Joshua N. Korff

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.001 per share	10,000,000 shares	$22.875	$228,750,000	$16,309.88

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of future stock splits, stock dividends or similar transactions under the Citadel Broadcasting Corporation 2010 Equity Incentive Plan (the “2010 Plan”).
(2)	Computed in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for purposes of calculating the total registration fee, by averaging the high and low prices of a share of the Registrant’s Class B common stock, which is substantially identical (other than with respect to certain voting rights) to its Class A common stock, as reported on the Over-The-Counter Bulletin Board on August 11, 2010.

EXPLANATORY NOTE

On June 3, 2010, Citadel Broadcasting Corporation, a Delaware corporation (the “Company”), and certain of its subsidiaries emerged from Chapter 11 proceedings pursuant to the Second Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and its Debtor Affiliates (the “Bankruptcy Plan”). The Bankruptcy Plan was confirmed by an order of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on May 19, 2010.

The Class A common stock, par value $0.001 per share (the “Common Stock”) being registered pursuant to this Registration Statement on Form S-8 is being issued under the Fourth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation filed with the State of Delaware pursuant to the Bankruptcy Plan.

The financial information incorporated by reference into this Registration Statement reflects our historical consolidated results of operations and financial condition for the periods presented. That financial information for periods prior to our emergence from bankruptcy does not fully reflect, among other things, the effects of the transactions contemplated in the Bankruptcy Plan or the impact of the adoption of fresh-start accounting, which we have adopted, effective upon our emergence from bankruptcy. As a result, historical financial information for periods prior to our emergence from bankruptcy will not be representative of our results of operations or financial condition after the effective date of the Bankruptcy Plan.

This registration statement registers 10,000,000 shares of Common Stock of the Company to be offered pursuant to the Citadel Broadcasting Corporation 2010 Equity Incentive Plan (the “2010 Plan”). No shares have been issued under the 2010 Plan as of the date hereof.

This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Company in connection with the resale of Common Stock (i) issued to such persons pursuant to the exercise of options granted, (ii) issued to such person as restricted stock, or (iii) otherwise issued to such persons as equity compensation under the 2010 Plan.

I-1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-2

REOFFER PROSPECTUS

10,000,000 Shares

CITADEL BROADCASTING CORPORATION

Class A Common Stock

We have prepared this Reoffer Prospectus (the “prospectus”) so certain of our officers and directors may resell up to 10,000,000 shares of our Class A common stock, par value $0.001 per share (“Common Stock”), from time to time. The selling stockholders acquired or may acquire the shares offered by this prospectus pursuant to grants of restricted stock, issuances of Common Stock in satisfaction of stock appreciation rights or other grants, or exercise of options granted or to be granted under the Citadel Broadcasting Corporation 2010 Equity Incentive Plan (the “2010 Plan”).

The maximum number of shares that may be offered or sold under this prospectus is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the Common Stock. We anticipate that the selling stockholders will offer shares of Common Stock for resale at then-prevailing market prices or at prices negotiated at the time of sale. We will receive none of the proceeds from the sale of the Common Stock offered by this prospectus, but we will receive the exercise price upon exercise of the options.

The shares of Common Stock are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholder to the public. Each stockholder that sells shares of our Common Stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

AN INVESTMENT IN OUR SECURITIES INVOLVES A DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 17, 2010.

YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENT.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC” or the “Commission”). You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. We distribute to our stockholders annual reports containing audited financial statements.

Our principal executive offices are located at City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, and our telephone number at that address is (702) 804-5200. Our website is located at http://www.citadelbroadcasting.com. The information on our website is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

We incorporate by reference the documents listed below:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010 and for the quarter ended June 30, 2010, filed with the SEC on August 16, 2010;

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on March 18, 2010 (with respect to the information contained in Item 8.01 only), June 1, 2010 and June 9, 2010; and

(d)	the description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 7, 2010, as the same may be amended.

All documents we file after the date of this prospectus (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates). You can request those documents from Investor Relations at:

Citadel Broadcasting Corporation

Attention: Investor Relations

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

Telephone: (702) 804-5200

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts and leases that are critical to its operations; (iv) the potential adverse impact of the Company’s bankruptcy proceedings on the Company’s liquidity, results of operations and business relations; (v) the ability of the Company to execute its business plans and strategy; (vi) the ability of the Company to attract, motivate and/or retain key executives and associates; (vii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected; and (viii) increased competition in the radio broadcasting industry. Other risk factors are listed from time to time in the Company’s SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

THE COMPANY

We are the third largest radio broadcasting company in the United States based on net broadcasting revenue. We own and operate radio stations and hold FCC licenses in 27 states and the District of Columbia. Radio stations serving the same geographic area (i.e., principally a city or combination of cities) are referred to as a market. We aggregate the geographic markets in which we operate into Radio Markets. We have a well-clustered radio station portfolio that is diversified by programming formats, geographic regions, audience demographics and advertising clients. In addition to owning and operating radio stations, we also own and operate Radio Network, which produces and distributes a variety of news and news/talk radio programming and formats. The Radio Network is a leading radio network and syndicator with approximately 4,000 station affiliates and 9,000 program affiliations and is a separate reportable segment. Our top 25 markets accounted for approximately 76% of the Radio Markets segment revenue for each of the years ended December 31, 2009 and 2008. The Radio Markets segment and the Radio Network segment contributed approximately 83% and approximately 17%, respectively, of our consolidated net revenues for the year ended December 31, 2009 and approximately 79% and approximately 21%, respectively, of our consolidated pro forma net revenue for the year ended December 31, 2008.

On February 6, 2006, the Company and Alphabet Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an agreement and plan of merger with The Walt Disney Company (“TWDC”), a Delaware corporation, and ABC Radio Holdings, Inc., formerly known as ABC Chicago FM Radio, Inc. (“ABC Radio”), a Delaware corporation and wholly-owned subsidiary of TWDC.

The Company, Merger Sub, TWDC and ABC Radio consummated the (i) separation of the ABC Radio Network business and 22 ABC radio stations (collectively, the “ABC Radio Business”) from TWDC and its subsidiaries, (ii) spin-off of ABC Radio, which holds the ABC Radio Business, whereby TWDC distributed all of the outstanding common stock of ABC Radio pro rata to TWDC’s stockholders through a spin-off (the “Spin-Off”), and (iii) merger of Merger Sub with and into ABC Radio, with ABC Radio surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with these transactions, TWDC or one of its affiliates retained cash from the proceeds of debt incurred by ABC Radio on June 5, 2007 in the amount of $1.35 billion (the “ABC Radio Debt”). Also, on June 12, 2007, to effectuate the Merger, the Company entered into a new credit agreement with several lenders to provide debt financing to the Company in connection with (a) the payment of a special distribution immediately prior to the closing of the Merger in the amount of $2.4631 per share to all holders of record of the Company’s common stock as of the record date, (b) the refinancing of the Company’s existing senior credit facility, (c) the refinancing of the ABC Radio Debt and (d) the completion of the Merger.

On December 20, 2009, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Proceedings”). The Chapter 11 Proceedings were jointly administered under the caption In re Citadel Broadcasting Corporation, et al., Case No. 09-17442. On May 10, 2010, the Debtors filed the Second Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as modified, the “Plan”), and on May 19, 2010, the Bankruptcy Court entered an order confirming the Plan. On June 3, 2010, the Debtors consummated their reorganization and the Plan became effective.

RISK FACTORS

The Risk Factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, are hereby incorporated into this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by this prospectus. However, we expect to use the proceeds from the exercise of options for general corporate purposes.

SELLING STOCKHOLDERS

The shares offered by this prospectus are being registered for reoffers and resales by the selling stockholders, who have acquired or may acquire such shares pursuant to grants of restricted stock, issuances of Common Stock in satisfaction of stock appreciation rights or other grants or the exercise of options under the 2010 Plan, and who may be deemed “affiliates” of the Company. An “affiliate” is defined under the Securities Act as “a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with” the Company.

We do not know the number of shares of Common Stock which will be offered for sale by selling stockholders under this prospectus. Executive officers, directors or others who may be deemed to be affiliates of the Company who acquire Common Stock under the 2010 Plan may be added to this prospectus as selling shareholders, and their number of shares to be sold may be increased or decreased, by the use of a prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Securities Act. The selling stockholders may resell all, a portion or none of such shares from time to time.

PLAN OF DISTRIBUTION

The Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholders or their transferees in one or more of the following transactions:

•

cross trades or block trades in which the broker or dealer so engaged will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	“at the market” to or through market makers or into an existing market for the Common Stock;

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long sales or short sales in compliance with Section 16(c) of the Securities Exchange Act of 1934;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through transactions in options, swaps or other derivatives, whether exchange-listed or otherwise;

•	any combination of the foregoing methods; or

•	by any other legally available means.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares of Common Stock or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of Common Stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholders may also sell the Common Stock short and redeliver the stock to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery of the Common Stock to the broker-dealer. The broker-dealer may then resell or otherwise transfer such Common Stock pursuant to this prospectus. The selling stockholders may also loan or pledge the Common Stock to a broker-dealer. The broker-dealer may sell the Common Stock so loaned, or upon a default the broker-dealer may sell the pledged Common Stock, pursuant to this prospectus.

Short selling occurs when a person sells shares of stock, which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our Common Stock. In contracts, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Transactions may be effected at market prices prevailing at the time of sale, prices related to such prevailing market prices, negotiated prices or fixed prices. The selling stockholders may effect such transactions by selling Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of the Common Stock for whom they may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate in the sale of our Common Stock or interest therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits received may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, then such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

We have informed the selling stockholders that the anti-manipulation rules contained in Regulation M under the Exchange Act may apply to sales in the market and have informed the selling stockholders of the requirement for delivery of this prospectus in connection with any sale of our Common Stock offered by this prospectus. All expenses of registration incurred in connection with the sale of the shares of Common Stock offered by this prospectus are being borne by us, but any brokerage commissions and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

Any of our Common Stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. Upon notification to us by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale or purchase of our Common Stock, we will file a supplement to this prospectus, if required, disclosing:

•	the name of the participating broker-dealer(s);

•	the amount of Common Stock involved;

•	the price at which such Common Stock was sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

There is no assurance that the selling stockholders will sell all or any portion of the shares of Common Stock offered hereby or that the selling stockholders will transfer, devise or gift these shares by other means.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009,

and the effectiveness of management’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the provisions of our certificate of incorporation or by-laws or other indemnification agreements to which we may be a party, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference into this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 31, 2010;

(ii)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010 and for the quarter ended June 30, 2010, filed with the Commission on August 16, 2010;

(iii)	the Company’s Current Reports on Form 8-K filed with the Commission on March 18, 2010 (with respect to the information contained in Item 8.01 only), June 1, 2010 and June 9, 2010; and

(iv)	the description of the Company’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 7, 2010, as the same may be amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement, which has been filed with the Commission.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of the Company’s Common Stock registered hereby has been passed upon for us by Kirkland & Ellis LLP, New York, New York. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation will provide that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will contain provisions permitted by Section 102(b)(7) of the DGCL.

Our amended and restated bylaws will provide for indemnification of the officers and directors of the Company to the fullest extent permitted by the DGCL.

The forgoing is only a general summary of certain aspects of Delaware law and the Registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the Registrant’s amended and restated certificate of incorporation and bylaws.

In addition, the Company’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

Moreover, our plan of reorganization provides that we will indemnify our current and former officers and the members of our Board of Directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 17, 2010.

CITADEL BROADCASTING CORPORATION

By:	/s/ Randy L. Taylor
	Name:	Randy L. Taylor
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Randy L. Taylor and Jacquelyn J. Orr, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 17, 2010.

Signature	Capacity

/s/ Farid Suleman Farid Suleman	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Randy L. Taylor Randy L. Taylor	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John L. Sander	Chairman
John L. Sander

/s/ William M. Campbell, III	Director
William M. Campbell, III

/s/ Gregory Mrva	Director
Gregory Mrva

/s/ Paul N. Saleh	Director
Paul N. Saleh

/s/ Jonathan Mandel	Director
Jonathan Mandel

/s/ Doreen A. Wright	Director
Doreen A. Wright

EXHIBIT INDEX

Exhibit Number	Description

4.1	Citadel Broadcasting Corporation 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Form 8-K filed on June 9, 2010).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).